UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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Amendment No. 1

FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2023

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GHST World Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	000-31705	91-2007477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue 5th Floor New York, NY		10065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 634-6860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This amendment to the Current Report on Form 8-K filed by GHST World Inc. on October 4, 2023 (the “Form 8-K”) amends the disclosure under Item 4.02 of the Form 8-K to refer to additional financial statements included in certain of the Company’s Quarterly Reports on Form 10-Q (each, a “Form 10-Q”) that should no longer be relied upon due to material adjustments resulting from a re-audit of the Company’s financial statements for the fiscal year ended June 30, 2022, as described in the Form 8-K as amended.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 28, 2023, the Board of Directors (the “Board”) of GHST World Inc. (the “Company”), based on information provided by management of the Company and the Company’s accounting consultant, concluded that the Company’s previously issued audited financial statements as of and for the fiscal year ended June 30, 2022 (“FY 2022”) included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2022 (the “2022 Form 10-K”) should no longer be relied upon following the re-audit of those financial statements by the Company’s independent registered public accounting firm, Salberg & Company, P.A. (“Salberg”) resulting in certain material adjustments to such financial statements and a restatement of such financial statements to reflect the adjustments. The Company’s former auditor which conducted the prior audit of FY 2022, Ciro E. Adams, CPA, LLC, had its registration revoked by the Public Company Accounting Oversight Board (“PCAOB”) following the filing of the 2022 Form 10-K. As a result of these adjustments, the unaudited consolidated financial statements for the interim fiscal periods ended December 31, 2021, contained in the Company’s Form 10-Q filed on February 14, 2022; March 31, 2022 contained in the Company’s Form 10-Q filed on May 13, 2022; September 30, 2022, contained in the Company’s Form 10-Q filed on November 14, 2022; December 31, 2022, contained in the Company’s Form 10-Q filed on February 14, 2023; and March 31, 2023, contained in the Company’s Form 10-Q filed on May 12, 2023, were also impacted such that those financial statements should longer be relied upon (together with FY 2022, the “Affected Periods”).

The restatement and adjustments arising therefrom relates to the following corrections of errors contained in the previous financial statements for some or all of the Affected Periods: (i) the inclusion of a new non-cash expense arising from the issuance of approximately 118,663,761 shares of common stock during FY 2022 in satisfaction of indebtedness at an average price per share of approximately $0.00185, below the fair market value of the shares, (ii) a non-cash impairment related to the Company’s 119 art paintings, (iii) a non-cash write-off of patent costs, and (iv) a write-off of a related party receivable. As a result of these corrections, the Company’s net loss for FY 2022 increased from $151,885 as was reflected in the 2022 10-K to approximately $3,987,000.

The re-audited financial statements for FY 2022 will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, which the Company intends to file within the 15 day extension period afforded under Rule 12b-25 under the Securities Exchange Act of 1934, or by October 13, 2023.

The Company’s management and accounting consultant communicated with representatives of Salberg regarding the matters described in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GHST World Inc.

Date: October 10, 2023	By:	/s/ Edoardo Riboli
	Name:	Edoardo Riboli
	Title:	Chief Executive Officer